                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                        [ X ]
Filed by a Party other than the Registrant     [   ]
Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                     WESCO
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

       [ X ]    No fee required.

       [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                and 0-11.

                1) Title of each class of securities to which transaction applies:

                        --------------------------------------------------------

                2) Aggregate number of securities to which transaction applies:

                        --------------------------------------------------------

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                        --------------------------------------------------------

                4)      Proposed maximum aggregate value of transaction:

                        --------------------------------------------------------

                5)      Total fee paid:

                        --------------------------------------------------------

       [   ]    Fee paid previously with preliminary materials.

       [   ]    Check box if any part of the fee is offset as provided by
                Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                1)      Amount Previously Paid:

                        --------------------------------------------------------

                2)      Form, Schedule or Registration Statement No.:

                        --------------------------------------------------------

                3)      Filing Party:

                        --------------------------------------------------------

                4)      Date Filed:

                        --------------------------------------------------------

                                                                  [LOGO]









                                                               2000
                                                   -----------------------------
                                                      Notice of Annual Meeting
                                                         and Proxy Statement






WESCO INTERNATIONAL, INC.
-------------------------
Commerce Court, Suite 700
Four Station Square
Pittsburgh, PA   15219

                           WESCO INTERNATIONAL, INC.
                           COMMERCE COURT, SUITE 700
                              FOUR STATION SQUARE
                         PITTSBURGH, PENNSYLVANIA 15219


                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                                 April 20, 2000


         The Annual Meeting of the Stockholders of WESCO International, Inc. will be held on Tuesday, May 23, 2000, at 2:00 p.m., E.D.S.T., at the Sheraton Inn, 7 Station Square, Pittsburgh, Pennsylvania 15219 to consider and take action on the following:

         1) Election of a class of two directors for a three-year term expiring in 2003;

         2) Transaction of any other business properly brought before the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL. Stockholders of record at the close of business on April 10, 2000 will be entitled to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote will be available at the Annual Meeting and during ordinary business hours for ten days prior to the meeting at our corporate offices, Commerce Court, Suite 700, Four Station Square, Pittsburgh, Pennsylvania, 15219 for examination by any stockholder for any legally valid purpose.

         WESCO International, Inc. stockholders or their authorized representatives by proxy may attend the meeting. If your shares are held through an intermediary such as a broker or a bank, you should present proof of your ownership at the meeting. Proof of ownership could include a proxy from your bank or broker or a copy of your account statement.

         In order to assure a quorum, it is important that stockholders who do not expect to attend the meeting in person fill in, sign, date and return the enclosed proxy in the accompanying envelope.

                                             By order of the Board of Directors,


                                             /s/ DANIEL A. BRAILER

                                             Daniel A. Brailer
                                             Secretary

                           WESCO INTERNATIONAL, INC.
                           COMMERCE COURT, SUITE 700
                              FOUR STATION SQUARE
                         PITTSBURGH, PENNSYLVANIA 15219

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2000


                   PROXY SOLICITATION AND VOTING INFORMATION

         The accompanying proxy is solicited by the Board of Directors of WESCO International, Inc. (the "Company") for use at the Annual Meeting of the Stockholders (the "Annual Meeting") to be held on May 23, 2000 at the Sheraton Inn, 7 Station Square, Pittsburgh, Pennsylvania 15219 at 2:00 p.m., local time, and at any adjournment or postponement thereof. The proxies will be voted if properly signed, received by the Secretary of the Company prior to the close of voting at the Annual Meeting, and not revoked. If no direction is given in the proxy, it will be voted "FOR" the election of the directors nominated by the Board of Directors. The Company has not received timely notice of any stockholder proposals for presentation at the Annual Meeting as required by
Section 14a-4(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Action will be taken at the Annual Meeting for the election of directors and any other business that properly comes before the meeting, and the proxy holders have the right to and will vote in accordance with their judgment.

         A stockholder who has returned a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering a revised proxy bearing a later date, by voting by ballot at the Annual Meeting, or by delivering a written notice withdrawing the proxy to the Secretary of the Company at the address set forth above.

         This Proxy Statement, together with the accompanying proxy, is first being mailed to stockholders on or about April 20, 2000. The Company's 1999 Annual Report to Stockholders accompanies this Proxy Statement. The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, the Board of Directors of the Company, without receiving additional compensation for this service, may solicit in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the Common Stock, par value $.01 per share, of the Company ("Common Stock") held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so. The cost of this proxy solicitation will consist primarily of printing, legal fees, and postage and handling.

         Holders of Common Stock at the close of business on April 10, 2000 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On that date, 45,519,061 shares of Common Stock were issued and outstanding (including 4,653,131 shares of Class B Common Stock). The presence, in person or by proxy, of stockholders holding at least a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder. The Board of Directors will be elected by a plurality of the votes cast at such election.

                  BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

         The Board of Directors of the Company (the "Board") consists of seven members, divided into three classes. The terms of office of the three classes of directors (Class I, Class II and Class III) end in successive years. The term of the Class I directors expires this year, and their successors are to be elected at the Annual Meeting for a three-year term expiring in 2003. The terms of the Class II and Class III directors do not expire until 2001 and 2002, respectively.

         The Board has nominated Michael J. Cheshire and James A. Stern for election as Class I directors. The accompanying proxy will be voted for the election of these nominees, unless authority to vote for one or more nominees is withheld. In the event that any of the nominees is unable or unwilling to serve as a director for any reason (which is not anticipated), the proxy will be voted for the election of any substitute nominee designated by the Board. The nominees for directors have previously served as members of the Board of the Company.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES.


            CLASS I DIRECTORS--NOMINEES FOR TERMS TO EXPIRE IN 2003

MICHAEL J. CHESHIRE                 Mr. Cheshire is Chairman and Chief Executive
      Age: 51                       Officer of Gerber Scientific, Inc. Prior to
      Director since 1998           joining Gerber Scientific in 1997, Mr.
                                    Cheshire spent 21 years with the General
                                    Signal Corporation and was most recently president of their electrical group.

JAMES A. STERN                      Mr. Stern has been Chairman of The Cypress
      Age: 49                       Group L.L.C. ("Cypress") since its formation
      Director since 1998           in April 1994. Prior to joining Cypress, Mr.
                                    Stern was a managing director with Lehman
                                    Brothers, Inc. ("Lehman Brothers") and
                                    served as head of the Merchant Banking
                                    Group. During his career at Lehman Brothers, he also served as head of that firm's
                                    Investment Banking, High Yield and Primary
                                    Capital Markets Groups. Mr. Stern is also a director of AMTROL Inc., Cinemark USA, Inc.,
                                    Frank's Nursery & Crafts, Inc. and Lear
                                    Corporation, and a trustee of Tufts
                                    University.

          CONTINUING CLASS II DIRECTORS--PRESENT TERM EXPIRES IN 2001

ROBERT J. TARR, JR.                 Mr. Tarr has been the Chairman, Chief
      Age: 56                       Executive Officer and President of
      Director since 1998           HomeRuns.com, Inc. since February 2000.
                                    Prior to joining HomeRuns.com, he worked for more than 20 years in senior executive roles for Harcourt General, Inc., including six years as President, Chief Executive Officer and Chief Operating Officer of Harcourt
                                    General, Inc. (formerly General Cinema
                                    Corporation) and the Neiman Marcus Group,
                                    Inc. Mr. Tarr is also a director of Barneys
                                    Inc., Hannaford Bros., Houghton Mifflin &
                                    Co., Inc. and the John Hancock Financial
                                    Services, Inc.

ANTHONY D. TUTRONE                  Mr. Tutrone has been a Managing Director of
      Age: 35                       Cypress since 1998 and has been a member of
      Director since 1998           Cypress since its formation in April 1994.
                                    Prior to joining Cypress, he was a member of the Merchant Banking Group of Lehman
                                    Bothers. Mr. Tutrone is also a director of AMTROL, Inc. and Danka Business Systems PLC.

KENNETH L. WAY                      Mr. Way has been Chairman and Chief
      Age: 60                       Executive Officer of Lear Corporation since
      Director since 1998           1988 and has been affiliated with Lear
                                    Corporation and its predecessor companies for 34 years in engineering, manufacturing and general management capacities. Mr. Way is also a director of CMS Energy Corporation and Comerica, Inc.


          CONTINUING CLASS III DIRECTORS--PRESENT TERM EXPIRES IN 2002

ROY W. HALEY                        Mr. Haley has been Chief Executive Officer
      Age 53                        of the Company since February 1994. From
      Chairman of the Board and     1988 to 1993, Mr. Haley was an executive at
      Chief Executive Officer;      American General Corporation, a diversified
      Director since 1994           financial services company, where he served
                                    as Chief Operating Officer and as President and a director. Mr. Haley is also a director of Cambrex Corporation and United
                                    Stationers, Inc.

JAMES L. SINGLETON                  Mr. Singleton has been a Vice Chairman of
      Age: 44                       Cypress since its formation in April 1994.
      Director since 1998           Prior to joining Cypress, he was a Managing
                                    Director in the Merchant Banking Group at
                                    Lehman Brothers. Mr. Singleton is also a director of Cinemark USA, Inc., Club Corp,
                                    Inc., Danka Business Systems PLC, Genesis
                                    Health Ventures, Inc., L.P., HomeRuns.com,
                                    Inc., Thebault Company, and Williams
                                    Scotsman, Inc.

MEETINGS AND COMMITTEES OF THE BOARD

         The Board has three standing committees: an Executive Committee, an Audit Committee and a Compensation Committee. The Board does not have a nominating committee. The full Board held seven meetings in 1999.

         The Executive Committee consists of Messrs. Cheshire, Haley, Singleton and Stern, with Mr. Singleton serving as Chairman. It is responsible for overseeing the management of the affairs and business of the Company and has been delegated authority to exercise the powers of the Board during intervals between Board meetings. The Executive Committee held two meetings in 1999. Each director attended 75% or more of the aggregate number of the total number of meetings of the Board and the committees of the Board on which he served, other than Mr. Tarr.

         The Audit Committee consists of Messrs. Cheshire and Tarr, with Mr. Tarr serving as Chairman. It is responsible for recommending the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; reviewing the scope and results of the audit with the independent accountants; reviewing with the management and the independent accountants the Company's year end operating results; considering the adequacy of the internal accounting, audit and control procedures of the Company, reviewing the non-audit services to be performed by the independent accountants, if any, and considering the effect of such performance on the accountants' independence. The Audit Committee held four meetings in 1999.

           The Compensation Committee consists of Messrs. Stern, Singleton, Tarr, Tutrone and Way, with Mr. Stern serving as Chairman. It is responsible for the review, recommendation and approval of compensation arrangements for directors and executive officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans and arrangements of the Company. The Compensation Committee held two meetings in 1999.

COMPENSATION OF DIRECTORS

         Members of the Board who are also employees of the Company do not receive cash compensation for their services as directors. Each director of the Company who is not an employee of the Company or any of its subsidiaries or Cypress is entitled to receive an annual director's fee of $25,000. Each director of the Company meeting the criteria during 1999 did receive $25,000. The Company established the Deferred Compensation Plan for Non-Employee Directors in 1999 under which non-employee directors can elect to defer 25% or more of the annual director's fee. Amounts deferred under this arrangement will, on the deferral date, be converted into stock units (common stock equivalents) which will be credited to a bookkeeping account in the director's name. For purposes of determining the number of stock units to be credited to a director for a particular year, the average of the high and low trading prices of the Common Stock on the first trading day in January of that year will be used. Distribution of deferred stock units will be made in a lump sum or installments, in the form of shares of Common Stock, in accordance with the distribution schedule selected by the director at the time the deferral election is made.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth compensation information for the Company's Chief Executive Officer and for the Company's four other most highly compensated executive officers with compensation in excess of $100,000 for 1997, 1998 and 1999 (the "Named Executive Officers").

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                              -------------
                                                                               SECURITIES
                                                      ANNUAL COMPENSATION      UNDERLYING
                                          FISCAL    -------------------------  OPTIONS (#S)          ALL OTHER
NAME AND PRINCIPAL POSITION(S)             YEAR     SALARY ($)    BONUS ($)        (1)       COMPENSATION ($)(2)(3)(4)
------------------------------             ----     ----------    ---------    ------------  -------------------------
Roy W. Haley,                              1999       500,000      200,000             --               23,925
   Chairman of the Board                   1998       500,000      425,000        867,000            1,074,000
   and Chief Executive Officer             1997       466,667      425,000             --               52,300

James H. Mehta                             1999       275,000       40,000             --                2,938
    Vice President, Business               1998       275,000      115,000        190,740              564,638
      Development                          1997       258,339      115,000             --               13,325

Patrick M. Swed,                           1999       216,667       70,000             --               10,300
    Vice President, Operations             1998       200,000      130,000        190,740              472,900
                                           1997       200,000      130,000             --               33,000

Steven A. Burleson                         1999       184,171       65,000             --                4,675
    Vice President, Chief                  1998       153,337      130,000        127,160              322,419
     Financial Officer                     1997       135,006      115,000             --                9,438

Donald H. Thimjon                          1999       180,841       60,000             --                8,500
    Vice President, Operations             1998       158,340      110,000        127,160              375,892
                                           1997       146,667      100,000             --               23,637

-----------------------------
(1) All options were granted under the Company's 1998 Stock Option Plan. All options granted in 1998 have an exercise price of $10.75 per share.
(2) Includes contributions under the WESCO Distribution, Inc. retirement savings plan in the amounts of (a) $4,800, $2,938, $4,800, $4,675 and $4,800 for Messrs. Haley, Mehta, Swed, Burleson and Thimjon, respectively, in 1999, (b) $12,800, $7,738, $16,000, $9,169 and $16,000 for Messrs.
     Haley, Mehta, Swed, Burleson and Thimjon, respectively, in 1998 and (c) $9,550, $7,675, $15,950, $8,388 and $15,950 for Messrs. Haley, Mehta, Swed,
     Burleson and Thimjon, respectively, in 1997.

(3) Includes contributions by the Company under the WESCO Distribution, Inc. deferred compensation plan in the amounts of (a) $19,125, $-0-, $5,500, $-0- and $3,700 for Messrs. Haley, Mehta, Swed, Burleson and Thimjon, respectively, in 1999, (b) $61,200, $6,900, $16,900, $3,250 and $9,884 for
     Messrs. Haley, Mehta, Swed, Burleson and Thimjon, respectively, in 1998 and
     (c) $42,750, $5,650, $17,050, $1,050 and $7,687 for Messrs. Haley, Mehta,
     Swed, Burleson and Thimjon, respectively, for 1997.
(4) Includes special retention bonus payments in 1998 in the amounts of $1,000,000, $550,000, $440,000, $310,000 and $350,008 for Messrs. Haley,
     Mehta, Swed, Burleson and Thimjon, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

         No stock options were granted to the Named Executive Officers in 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The table below sets forth information for each Named Executive Officer with regard to the aggregate stock options held at December 31, 1999. No stock options were exercised by any of the Named Executive Officers during 1999.


                                                         NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                                                         OPTIONS AT FY-END (#)                  AT FY-END (1)(2)

                    NAME                             (EXERCISABLE) (UNEXERCISABLE)      (EXERCISABLE)  (UNEXERCISABLE)
        ------------------------------------------   -----------------------------      -----------------------------
        Roy W. Haley                                   1,504,534       650,250            $9,201,217        -0-
        James H. Mehta                                   543,031       143,055             3,415,411        -0-
        Patrick M. Swed                                  377,723       143,055             2,358,122        -0-
        Steven A. Burleson                                97,682        95,370               470,798        -0-
         Donald H. Thimjon                               197,098        95,370             1,181,126        -0-

----------------------
(1) Based on the closing market price per share of $8.875 as reported on the NYSE on December 31, 1999.
(2) Certain of the options have an exercise price in excess of $8.875 per share; accordingly, no value is reflected in the table for those options which are not in-the-money.

EMPLOYMENT AGREEMENTS

         Employment Agreement with the Chief Executive Officer. The Company is a party to an employment agreement with Mr. Haley providing for a rolling employment term of three years. Pursuant to this agreement, Mr. Haley is entitled to an annual base salary of $500,000 and an annual incentive bonus equal to a percentage of his annual base salary ranging from 0% to 200%. The actual amount of Mr. Haley's annual incentive bonus will be determined based upon the Company's financial performance as compared to the annual performance objectives established for the relevant fiscal year. If Mr. Haley's employment is terminated by the Company without "cause," by Mr. Haley for "good reason" or as a result of Mr. Haley's death or disability,

Mr. Haley is entitled to continued payments of his average annual base salary and his average annual incentive bonus, reduced by any disability payments for the three-year period, or in the case of a termination due to Mr. Haley's death or disability, the two-year period, following such termination, and continued welfare benefit coverage for the two-year period following such termination. In addition, in the event of any such qualifying termination, all outstanding options held by Mr. Haley will become fully vested.

         The agreement further provides that, in the event of the termination of Mr. Haley's employment by the Company without cause or by Mr. Haley for good reason, in either such case, within the two-year period following a "change in control" of the Company, in addition to the termination benefits described above, Mr. Haley is entitled to receive continued welfare benefit coverage and payments in lieu of additional contributions to the Company's Retirement Savings Plan and Deferred Compensation Plan for the three year period following such change in control. The Company has agreed to provide Mr. Haley with an excise tax gross up with respect to any excise taxes Mr. Haley may be obligated to pay pursuant to Section 4999 of the United States Internal Revenue Code of 1986 on any excess parachute payments. In addition, following a change in control, Mr. Haley is entitled to a minimum annual bonus equal to 50% of his base salary, and the definition of "good reason" is modified to include certain additional events. The agreement also contains customary covenants regarding nondisclosure of confidential information and non-competition and non-solicitation restrictions.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Responsibilities and Goals:

         The Compensation Committee, composed of non-employee directors, has the responsibility of administering executive compensation and benefit programs, policies and practices. The Committee consists of Messrs. Stern, Singleton, Tarr, Tutrone and Way, with Mr. Stern serving as Chairman. The Committee engages the assistance of outside consultants and third-party surveys in its consideration of compensation levels and incentive plan designs.

         On an annual basis, the Committee reviews and approves the compensation and benefit programs for the executive officers, including the Chairman and Chief Executive Officer.


Executive Officer Compensation:

         The objective of the Company's compensation program for executive officers (including Mr. Haley, Chief Executive Officer) is to motivate and reward executive management for achieving high levels of business performance and outstanding financial results. This reflects the Company's commitment to attract, develop, retain and motivate the high caliber of executive required to perform in the competitive distribution industry, and to ensure positive business performance and continued growth in shareholder value.

         The Company's compensation program for executive officers consists of a base salary, annual incentive bonuses and long-term incentives. Executives have significant amounts of compensation at risk, based on performance. Executives are also encouraged to maintain a significant equity stake in the Company since this most closely aligns the interests of management with those of the shareholders. Each of the Company's executive officers maintains an equity investment in the Company, exclusive of stock options, of at least two times their base salary. Mr. Haley's equity ownership is greater than 18 times his base salary.

         o Base salaries for the Company's executives are targeted at the median of similarly sized industrial services companies. Salaries for each executive are reviewed annually, taking into account factors such as changes in duties and responsibilities, individual performance and changes in the competitive marketplace.

         o Annual incentives are awarded for successfully achieving financial and operational goals of the Company which are established at the beginning of the year.

         o Long-term incentives are generally granted in the form of stock options. The Committee believes that stock options are the most effective long-term link between executive performance and shareholder value.

CEO Compensation

         In determining the 1999 compensation of Mr. Haley, the Company's Chief Executive Officer, the Committee assessed his individual performance and leadership, as reflected in the Company's financial and operating performance (including such factors as sales, operating income, earnings per share, cash flow and capitalization), new business development initiatives and acquisition programs.

         The Committee recognized and acknowledged the Company's record levels of sales and operating earnings, and the significant effort required to accomplish the Company's initial public offering and improved financial structure. The Company, however, maintains demanding performance based standards, and since performance targets were not fully achieved, the annual cash bonus payments for Mr. Haley and other Named Executive Officers were significantly reduced in relation to prior years.

         In 1999, Mr. Haley received a base salary of $500,000 and a cash bonus in the amount of $200,000. No stock option awards were granted to Mr. Haley under the LTIP (Long Term Incentive Plan) in 1999. This information is also shown in the Summary Compensation Table in this Proxy Statement.

Conclusions

         The Committee's goal is to maintain compensation and benefit programs that are competitive within the distribution industry and clearly linked to shareholder value. The Committee believes that the 1999 compensation levels disclosed in this Proxy Statement are reasonable and appropriate.

         The Committee intends to ensure that compensation paid to its executive officers is within the limits of, or exempt from, the deductibility limits of 162(m) of the Internal Revenue Code and expects that all compensation will be deductible. However, it reserves the right to pay compensation that is not deductible if it determines that to be in the best interests of the Company and the shareholders.


RESPECTFULLY SUBMITTED:
COMPENSATION COMMITTEE
James A. Stern, Chairman
James L. Singleton
Robert J. Tarr, Jr.
Anthony D. Tutrone
Kenneth L. Way


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is an officer or employee of the Company. No member of the Committee has a current or prior relationship, and no officer who is a statutory insider of the Company has a relationship to any other company, required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

COMPARATIVE STOCK PERFORMANCE

         The following performance graph compares the total stockholder return of an investment in the Company's Common Stock to that of a peer group of 28 other industrial and construction products distributors(1) and the Russell 2000 index of small cap stocks for the period commencing May 11, 1999, the date on which the Common Stock was first publicly traded, and ending on December 31, 1999. The graph assumes that the value of the investment in the Company's Common Stock was $100 on May 11, 1999. The historical information set forth below is not necessarily indicative of future performance. The Company does not make or endorse any predictions as to future stock performance.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

                         11 May 1999         31 Dec 1999
                         -----------         -----------
WESCO................        100                49.310
Peer Group...........        100                88.426
Russell 2000.........        100               112.970

(1) The peer group includes the following companies: Airgas, Inc., Applied Industrial Technologies, Barnes Group, Inc., Barnett, Inc., Building Materials Holding Corporation, Cameron Ashley Building Products, Inc., Fastenal Company, Grainger (W.W.), Inc., Hughes Supply, Inc., Industrial Distribution Group, Inc., Innovative Valve Technology, Inc., JLK Direct Distributors, Inc., Kaman Corp., KEVCO, Inc., Lawson Products, Inc., Maxco, Inc., MSC Industrial Direct Co., Inc., NCH Corporation, Noland Company, Pameco Corp., Park-Ohio Holdings Corp., Pentacon, Inc., Premier Farnell PLC, SCP Pool Corporation, Strategic Distribution Inc., SunSource, Inc., Watsco, Inc. and Wilmar Industries, Inc.

CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH THE COMPANY

         AMENDED AND RESTATED REGISTRATION AND PARTICIPATION AGREEMENT. In connection with the Company's recapitalization in 1998, an investor group led by The Cypress Group L.L.C. ("Cypress"), which included, among others, Chase Capital Partners and Co-Investment Partners, L.P. and Clayton, Dubilier & Rice ("CD&R"), Westinghouse and the Company entered into a registration and participation agreement (the "Registration and Participation Agreement"), which amended and restated the previous agreement among CD&R, Westinghouse and the Company, to reflect, among other things, the succession of the investor group to CD&R's and Westinghouse's rights and obligations thereunder. Pursuant to the Registration and Participation Agreement, the investor group and the management stockholders have the right, under certain circumstances and subject to certain conditions, to request that the Company register under the Securities Act shares of common stock held by them. Subject to certain conditions and exceptions, the investor group and the management stockholders also have the right to require that shares of common stock held by them be included in any registration under the Securities Act commenced by the Company. The Registration and Participation Agreement provides that the Company will pay all expenses in connection with the first three registrations requested by the investor group and the management stockholders. The Registration and Participation Agreement also provides that the Company will indemnify the investors and the management stockholders and their affiliates for certain liabilities they may incur under the securities laws.

         In addition, the Registration and Participation Agreement provides that so long as Cypress owns any of our securities, Cypress shall have the right to designate one director to our Board of Directors and the Board of Directors of WESCO Canada. At the time we entered the Registration and Participation Agreement, Cypress was not affiliated with WESCO, and we believe the transaction was made on terms no less favorable to us than we could have obtained from an unaffiliated party.

         MANAGEMENT STOCKHOLDERS. Each member of management who holds common stock is a party to a stock subscription agreement with the Company which provides that each management stockholder is entitled to certain benefits of, and bound by certain obligations in, the Registration and Participation Agreement, including certain registration rights thereunder.

         A portion of the purchase price paid for common stock purchased by certain management stockholders has been financed by full-recourse bank loans guaranteed by WESCO. As of December 31, 1999, Messrs. Haley, Mehta, Swed, Goodwin, Kramp, Piraino, Van and Vanderhoff had outstanding loans guaranteed by the Company in the amount of $3,054,872, $0, $0, $0, $0, $0, $49,686 and $0 respectively, and since January 1, 1999, the largest amounts outstanding under such loans were $3,054,872, $899,944, $343,200, $260,572, $68,700, $266,634,
$49,686 and $282,832 respectively. Messrs. Kramp and Piraino are no longer with the Company.

                               SECURITY OWNERSHIP

         The following table sets forth the beneficial ownership of the Company's Common Stock as of April 10, 2000 by each person or group known by the Company to beneficially own more than five percent of the outstanding Common Stock, each director, and the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options or convertible stock exercisable or convertible within 60 days of the date hereof are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders.

                                                        SHARES
                                                      BENEFICIALLY         PERCENT OWNED
NAME                                                     OWNED             BENEFICIALLY
---------------------------------------------------- ---------------- ------------------------
Cypress Merchant Banking Partners L.P.(1)              18,580,966              40.8%
c/o The Cypress Group L.L.C.
65 East 55th Street
New York, New York 10222

Cypress Offshore Partners L.P. (1)                        962,370               2.1%
Bank of Bermuda (Cayman) Limited
P.O. Box 513 G.T. Third Floor
British America Tower
George Town, Grand Cayman
Cayman Islands, B.W.I.

Chase Equity Associates, L.P.(2)                        4,653,131              10.2%
c/o Chase Capital Partners, L.P.
380 Madison Avenue, 12th Floor
New York, New York 10017

Co-Investment Partners, L.P.                            4,653,189              10.2%
c/o CIP Partners, LLC
660 Madison Avenue
New York, New York 10021

Roy W. Haley                                            2,762,825               5.9%

Steven A. Burleson                                        163,285               *

                                                        SHARES
                                                      BENEFICIALLY         PERCENT OWNED
NAME                                                     OWNED             BENEFICIALLY
---------------------------------------------------- ---------------- ------------------------
James H. Mehta                                          1,031,586               2.2%

Donald H. Thimjon                                         336,685               *

Patrick M. Swed                                           649,528               1.4%

James L. Singleton (1)                                 19,543,336              42.9%

James A. Stern (1)                                     19,543,336              42.9%

Anthony D. Tutrone                                            -0-               *

Michael J. Cheshire                                        23,120               *

Robert J. Tarr, Jr.                                        51,120               *

Kenneth L. Way                                             50,120               *

All executive officers and directors as a group        25,263,806              51.8%
(16) persons


* Indicates ownership of less than 1% of the Common Stock.

---------------------------


(1) Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. are affiliates of Cypress. The general partner of Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. is Cypress Associates L.P., and The Cypress Group L.L.C. is the general partner of Cypress Associates L.P. Messrs. Singleton and Stern are members of Cypress and may be deemed to share beneficial ownership of the shares of common stock shown as beneficially owned by such Cypress funds. Such individuals disclaim beneficial ownership of such shares. The information presented with respect to Cypress is based on a Schedule 13G filed by Cypress with the Securities and Exchange Commission (the "Commission") on February 11, 2000.
(2) These shares constitute shares of non-voting Class B common stock which are convertible at any time into common stock at the option of the holder.
(3) Included in this figure are 3,211,359 shares that may be acquired by the executive officers and directors pursuant to options or convertible stock exercisable or convertible within 60 days of the date hereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, its executive officers and any persons beneficially holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. To the Company's knowledge, all of these filing requirements were satisfied for 1999.


                            INDEPENDENT ACCOUNTANTS

         PricewaterhouseCoopers LLP has served as the independent accountants for Fiscal 1999. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Rule 14a-8 of the Exchange Act contains the procedures for including certain stockholder proposals in the Company's proxy statement and related materials. The deadline for submitting a stockholder proposal pursuant to Rule 14a-8 for the 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting") of the Company is December 24, 2000. With respect to any stockholder proposal outside the procedures provided in Rule 14a-8 and received by the Company no later than December 24, 2000, the Company may be required to include certain limited information concerning such proposal in the Company's proxy statement so that proxies solicited for the 2001 Annual Meeting may confer discretionary authority to vote on any such matter. Any stockholder proposals should be addressed to the Secretary of the Company, Commerce Court, Suite 700, Four Station Square, Pittsburgh, Pennsylvania 15219.

PROXY

                           WESCO INTERNATIONAL, INC.
                           COMMERCE COURT, SUITE 700
                              FOUR STATION SQUARE
                         PITTSBURGH, PENNSYLVANIA 15219

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES.

     The undersigned hereby appoints Steven A. Burleson and Daniel A. Brailer as Proxies, and each of them with full power of substitution, to represent the undersigned and to vote all shares of common stock of WESCO International, Inc., which the undersigned would be entitled to vote if personally present and voting at the Annual Meeting of Shareholders to be held May 23, 2000 or any adjournment thereof, upon all matters coming before the meeting.


                          (Continued on reverse side)


                            * FOLD AND DETACH HERE *

                                                               Please mark
                                                               your votes as [X]
                                                               indicated in
                                                               this example


1. ELECTION OF DIRECTORS: THE ELECTION OF TWO DIRECTORS, MICHAEL J. CHESHIRE AND JAMES A. STERN, FOR A THREE YEAR TERM TO EXPIRE IN 2003.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted for Proposal 1.

                                    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the line below:

                                    ____________________________________________

FOR ALL nominees      WITHHOLD AUTHORITY
 listed above.          to vote For All
                     nominees listed above
     [ ]                     [ ]



                                    Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    DATED: _______________________________, 2000

                                    ____________________________________________
                                                     Signature

                                    ____________________________________________
                                            Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                            * FOLD AND DETACH HERE *